FOR IMMEDIATE RELEASE

CONTACT:	Investors: Antonella Franzen (609) 720-4665 Ryan Edelman (609) 720-4545 Media: Fraser Engerman (414) 524-2733	Exhibit 99.1

Johnson Controls reports fiscal Q3 earnings with strong organic growth and underlying margin expansion
_______________________________________________________________________________

▪	GAAP earnings of $0.78 per share, including special items

▪	Adjusted EPS from continuing operations of $0.81, up 14% versus prior year

▪	Sales of $8.1 billion, up 6% versus prior year, reflecting overall organic growth of 6%; +5% Buildings and +10% Power

▪	Buildings Field orders up 8% organically with continued strong quoting activity

▪	GAAP EBIT margin expansion of 150 basis points; 70 basis points underlying margin expansion

▪	Adjusted free cash flow of $0.6 billion in Q3; $1.0 billion year-to-date

▪	Tightened full year guidance range for adjusted EPS from continuing operations to $2.80 to $2.82 from previous range of $2.75 to $2.85

________________________________________________________________________________

CORK, Ireland, July 31, 2018 -- Johnson Controls International plc (NYSE: JCI) today reported fiscal third quarter 2018 GAAP earnings per share (“EPS”) from continuing operations, including special items, of $0.78. Excluding these items, adjusted EPS from continuing operations was $0.81, up 14% versus the prior year period (see attached footnotes for non-GAAP reconciliation).
Sales of $8.1 billion increased 6% compared to the prior year. Excluding the impacts of M&A, foreign currency and lead prices, total sales also grew 6% organically.

GAAP earnings before interest and taxes (“EBIT”) was $1,011 million and EBIT margin was 12.5%. Adjusted EBIT was $1,062 million and adjusted EBIT margin was 13.1%, up 10 basis points over the prior year. Excluding the impact of the Scott Safety divestiture, foreign currency and lead prices, the underlying adjusted EBIT margin increased 70 basis points.
“We delivered another quarter of strong results, with our commitment to execution driving continued operating momentum across the organization. Organic sales growth accelerated to 6%, with solid growth in both Buildings and Power Solutions.  More disciplined operating fundamentals and processes are driving improved performance against all of our key initiatives, including service, pricing, orders, underlying margins and free cash flow,” said George Oliver, chairman and chief executive officer.
Additionally, I am very pleased with the significant progress we have made on the strategic review of our Power Solutions business, across multiple alternatives. We expect to conclude the review by the release of our fourth quarter earnings,” Oliver continued.
“Based on our year-to-date performance and continued momentum in the businesses, we are tightening our full year guidance range for adjusted EPS from continuing operations to $2.80 to $2.82.”

Income and EPS amounts attributable to Johnson Controls ordinary shareholders
($ millions, except per-share amounts)
The financial highlights presented in the tables below are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fiscal third quarter of 2017.

	GAAP	GAAP	Adjusted	Adjusted
	Q3 2017	Q3 2018	Q3 2017	Q3 2018	Change

Sales	$7,683	$8,120	$7,669	$8,120	+6%

Segment EBITA	1,216	1,252	1,212	1,264	+4%

EBIT	842	1,011	1,000	1,062	+6%

Net income from continuing operations	555	723	671	755	+13%

Diluted EPS from continuing operations	$0.59	$0.78	$0.71	$0.81	+14%
Organic sales growth, adjusted segment EBITA, adjusted EBIT, adjusted EPS from continuing operations and adjusted free cash flow are non-GAAP financial measures. For a reconciliation of these non-GAAP measures and detail of the special items, refer to the attached footnotes. A slide presentation reviewing third quarter results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

BUSINESS RESULTS

Building Solutions North America

	GAAP	GAAP	Adjusted	Adjusted
	Q3 2017	Q3 2018	Q3 2017	Q3 2018	Change

Sales	$2,142	$2,246	$2,135	$2,246	+5%

Segment EBITA	$290	$314	$290	$318	+10%

Segment EBITA margin %	13.5%	14.0%	13.6%	14.2%	+60bps
Sales in the quarter were $2.2 billion, an increase of 5% versus the prior year quarter. Excluding M&A and foreign currency, organic sales also increased 5% versus the prior year, driven primarily by strong growth in Fire & Security and HVAC & Controls.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 8% year-over-year. Backlog at the end of the quarter of $5.4 billion increased 7% year-over-year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $318 million, up 10% versus the prior year. Adjusted segment EBITA margin of 14.2% expanded 60 basis points driven by favorable volume and mix as well as cost synergies and productivity savings, partially offset by salesforce additions and, to a lesser extent, lower margin backlog conversion.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	GAAP	GAAP	Adjusted	Adjusted
	Q3 2017	Q3 2018	Q3 2017	Q3 2018	Change

Sales	$896	$926	$889	$926	+4%

Segment EBITA	$100	$96	$89	$98	+10%

Segment EBITA margin %	11.2%	10.4%	10.0%	10.6%	+60bps
Sales in the quarter were $926 million, an increase of 4% versus the prior year quarter. Excluding M&A and foreign currency, organic sales were flat with the prior year as stronger service activity was offset primarily by continued softness in project installations in European HVAC and Industrial Refrigeration. By region, growth in Latin America and the Middle East was offset by declines in Europe.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 13% year-over-year. Backlog at the end of the quarter of $1.6 billion increased 6% year-over-year, excluding M&A and adjusted for foreign currency.

Adjusted segment EBITA was $98 million, up 10% versus the prior year quarter. Adjusted segment EBITA margin of 10.6% expanded 60 basis points over the prior year, including a 40 basis point headwind related to foreign currency. Adjusting for foreign currency, the underlying margin improved 100 basis points driven primarily by the benefit from cost synergies and productivity savings.

Building Solutions Asia Pacific

	GAAP	GAAP	Adjusted	Adjusted
	Q3 2017	Q3 2018	Q3 2017	Q3 2018	Change

Sales	$630	$681	$630	$681	+8%

Segment EBITA	$85	$97	$84	$97	+15%

Segment EBITA margin %	13.5%	14.2%	13.3%	14.2%	+90bps
Sales in the quarter were $681 million, an increase of 8% versus the prior year quarter. Excluding M&A and foreign currency, organic sales increased 4% versus the prior year, with double-digit growth in service and low-single digit growth in project installations.
Orders in the quarter, excluding M&A and adjusted for foreign currency, declined 1% year-over-year. Backlog at the end of the quarter of $1.5 billion increased 9% year-over-year, excluding M&A and adjusted for foreign currency.
Adjusted segment EBITA was $97 million, up 15% versus the prior year. Adjusted segment EBITA margin of 14.2% expanded 90 basis points over the prior year, including a 50 basis point headwind related to foreign currency. Adjusting for foreign currency, the underlying margin improved 140 basis points driven by the benefit of cost synergies and productivity savings as well as favorable volume and mix, partially offset by salesforce additions.

Global Products

	GAAP	GAAP	Adjusted	Adjusted
	Q3 2017	Q3 2018	Q3 2017	Q3 2018	Change

Sales	$2,406	$2,429	$2,406	$2,429	+1%

Segment EBITA	$437	$435	$445	$441	(1%)

Segment EBITA margin %	18.2%	17.9%	18.5%	18.2%	(30bps)

Sales in the quarter were $2.4 billion, an increase of 1% versus the prior year quarter. Excluding M&A and foreign currency, organic sales increased 7% versus the prior year led by high-single digit growth in both HVAC & Refrigeration Equipment and Building Management Systems, and mid-single digit growth in Specialty Products.
Adjusted segment EBITA was $441 million, down 1% versus the prior year, primarily attributable to the impact of the Scott Safety divestiture. Adjusted segment EBITA margin of 18.2% declined 30 basis points over the prior year including a 90 basis point headwind related to the divestiture of the Scott Safety business. The underlying margin expanded 60 basis points as favorable volume leverage and the benefit of cost synergies and productivity savings was partially offset by product and channel investments.

Power Solutions

	GAAP	GAAP	Adjusted	Adjusted
	Q3 2017	Q3 2018	Q3 2017	Q3 2018	Change

Sales	$1,609	$1,838	$1,609	$1,838	+14%

Segment EBITA	$304	$310	$304	$310	+2%

Segment EBITA margin %	18.9%	16.9%	18.9%	16.9%	(200bps)
Sales in the quarter were $1.8 billion, an increase of 14% versus the prior year quarter. Excluding the impact of higher lead pass-through and foreign currency, organic sales increased 10% driven by higher unit volumes, as well as favorable price and technology mix. Global original equipment battery shipments increased 6%, outpacing overall market demand, benefitting from several recent business wins. Aftermarket shipments also grew 6% driven by strong growth in EMEA and China. Start-stop battery shipments increased 30% year-over-year, led by strong growth in China, EMEA and the Americas.
Power Solutions adjusted segment EBITA was $310 million, a 2% increase compared to the prior year. Adjusted segment EBITA margin of 16.9% decreased 200 basis points compared with the prior year, including a 150 basis point headwind related to the impact of higher lead prices and foreign currency. Power Solution's underlying margin declined 50 basis points as favorable volume mix and productivity savings were more than offset by higher transportation costs and planned incremental investments.

Corporate

	GAAP	GAAP	Adjusted	Adjusted
	Q3 2017	Q3 2018	Q3 2017	Q3 2018	Change

Corporate expense	$(172)	$(141)	$(122)	$(102)	(16%)
Adjusted Corporate expense was $102 million in the quarter, a decrease of 16% compared to the prior year quarter driven primarily by cost synergies and productivity savings.

OTHER ITEMS

•
Cash from operating activities less capex was $0.4 billion for the quarter and $0.5 billion year-to- date. Adjusted free cash flow was $0.6 billion for the quarter and $1.0 billion year-to-date. Adjusted free cash flow excludes net cash outflows of $0.2 billion in the quarter and $0.5 billion year-to-date primarily related to restructuring and integration costs and nonrecurring tax payments.

•	During the quarter, the Company repurchased 1.6 million shares for approximately $60 million; year-to-date share repurchases totaled 6.5 million shares for approximately $250 million.

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About Johnson Controls
Johnson Controls is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Our 120,000 employees create intelligent buildings, efficient energy solutions, integrated infrastructure and next generation transportation systems that work seamlessly together to deliver on the promise of smart cities and communities. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. We are committed to helping our customers win and creating greater value for all of our stakeholders through strategic focus on our buildings and energy growth platforms. For additional information, please visit http://www.johnsoncontrols.com or follow us @johnsoncontrols on Twitter.

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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures and debt levels are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions such as the merger with Tyco and the spin-off of Adient, changes in tax laws (including but not limited to the recently enacted Tax Cuts and Jobs Act), regulations, rates, policies or interpretations, the loss of key senior management, the tax treatment of recent portfolio transactions, significant transaction costs and/or unknown liabilities associated with such transactions, the outcome of actual or potential litigation relating to such transactions, the risk that disruptions from recent transactions will harm Johnson Controls’ business, the strength of the U.S. or other economies, changes to laws or policies governing foreign trade, including increased tariffs or trade restrictions, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency rates, cancellation of or changes to commercial arrangements, and with respect to the recently announced review of strategic alternatives for the Power Solutions business, which review is expected to conclude by the release of our fiscal 2018 fourth quarter earnings, uncertainties as to the structure and timing of any transaction and whether it will be completed, the possibility that closing conditions for a transaction may not be satisfied or waived, the impact of the strategic review and any transaction on Johnson Controls and the Power Solutions business on a standalone basis if a transaction is completed, and whether the strategic benefits of any transaction can be achieved. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the 2017 fiscal year filed with the SEC on November 21, 2017, and its Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2017 and March 31, 2018 filed with the SEC on February 2, 2018 and May 3, 2018, respectively, which are and available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.

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Non GAAP Financial Information
The Company's press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include mark-to-market for pension and postretirement plans, transaction/integration/separation costs, restructuring and impairment costs, nonrecurring purchase accounting impacts related to the Tyco merger, Scott Safety gain on sale and discrete tax items. Financial information regarding adjusted sales, organic sales, adjusted segment EBITA, adjusted segment EBITA margin and adjusted free cash flow are also presented, which are non-GAAP performance measures. Adjusted segment EBITA excludes special items such as transaction/integration/separation costs and nonrecurring purchase accounting impacts because these costs are not considered to be directly related to the underlying operating performance of its business units. Management believes that, when considered together with unadjusted amounts, these non-GAAP measures are useful to investors in understanding period-over-period operating results and business trends of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure.

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JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)

	Three Months Ended June 30,
	2018	2017

Net sales	$8,120	$7,683
Cost of sales	5,648	5,252
Gross profit	2,472	2,431

Selling, general and administrative expenses	(1,527)	(1,609)
Restructuring and impairment costs	—	(49)
Net financing charges	(101)	(124)
Equity income	66	69

Income from continuing operations before income taxes	910	718

Income tax provision	106	89

Income from continuing operations	804	629

Loss from discontinued operations, net of tax	—	—

Net income	804	629

Less: Income from continuing operations attributable to noncontrolling interests	81	74
Less: Income from discontinued operations attributable to noncontrolling interests	—	—

Net income attributable to JCI	$723	$555

Income from continuing operations	$723	$555
Loss from discontinued operations	—	—

Net income attributable to JCI	$723	$555

Diluted earnings per share from continuing operations	$0.78	$0.59
Diluted loss per share from discontinued operations	—	—
Diluted earnings per share	$0.78	$0.59

Diluted weighted average shares	930.7	944.4
Shares outstanding at period end	924.9	932.4

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)

	Nine Months Ended June 30,
	2018	2017

Net sales	$23,030	$22,036
Cost of sales	16,169	15,210
Gross profit	6,861	6,826

Selling, general and administrative expenses	(4,532)	(4,905)
Restructuring and impairment costs	(158)	(226)
Net financing charges	(332)	(376)
Equity income	170	177

Income from continuing operations before income taxes	2,009	1,496

Income tax provision	451	570

Income from continuing operations	1,558	926

Loss from discontinued operations, net of tax	—	(34)

Net income	1,558	892

Less: Income from continuing operations attributable to noncontrolling interests	167	147
Less: Income from discontinued operations attributable to noncontrolling interests	—	9

Net income attributable to JCI	$1,391	$736

Income from continuing operations	$1,391	$779
Loss from discontinued operations	—	(43)

Net income attributable to JCI	$1,391	$736

Diluted earnings per share from continuing operations	$1.49	$0.82
Diluted loss per share from discontinued operations	—	(0.05)
Diluted earnings per share*	$1.49	$0.78

Diluted weighted average shares	932.1	946.8
Shares outstanding at period end	924.9	932.4

* May not sum due to rounding.

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (in millions; unaudited)

	June 30, 2018	September 30, 2017
ASSETS
Cash and cash equivalents	$283	$321
Accounts receivable - net	6,895	6,666
Inventories	3,509	3,209
Assets held for sale	12	189
Other current assets	1,766	1,907
Current assets	12,465	12,292

Property, plant and equipment - net	6,093	6,121
Goodwill	19,512	19,688
Other intangible assets - net	6,424	6,741
Investments in partially-owned affiliates	1,290	1,191
Noncurrent assets held for sale	—	1,920
Other noncurrent assets	3,622	3,931
Total assets	$49,406	$51,884

LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$1,583	$1,608
Accounts payable and accrued expenses	5,394	5,342
Liabilities held for sale	—	72
Other current liabilities	4,324	4,832
Current liabilities	11,301	11,854

Long-term debt	10,373	11,964
Other noncurrent liabilities	5,692	6,315
Noncurrent liabilities held for sale	—	173
Redeemable noncontrolling interests	231	211
Shareholders' equity attributable to JCI	20,773	20,447
Noncontrolling interests	1,036	920
Total liabilities and equity	$49,406	$51,884

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)

	Three Months Ended June 30,
	2018	2017
Operating Activities
Net income attributable to JCI	$723	$555
Income from continuing operations attributable to noncontrolling interests	81	74
Income from discontinued operations attributable to noncontrolling interests	—	—

Net income	804	629

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	292	281
Pension and postretirement benefit expense (income)	(36)	18
Pension and postretirement contributions	(17)	(17)
Equity in earnings of partially-owned affiliates, net of dividends received	(32)	(50)
Deferred income taxes	2	(3)
Non-cash restructuring and impairment costs	—	31
Other - net	37	35
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(390)	(298)
Inventories	(38)	(215)
Other assets	(79)	(108)
Restructuring reserves	(51)	(25)
Accounts payable and accrued liabilities	323	9
Accrued income taxes	(87)	(71)
Cash provided by operating activities	728	216

Investing Activities
Capital expenditures	(285)	(362)
Sale of property, plant and equipment	13	5
Acquisition of businesses, net of cash acquired	(9)	—
Business divestitures, net of cash divested	(13)	—
Other - net	—	(3)
Cash used by investing activities	(294)	(360)

Financing Activities
Increase in short and long-term debt - net	18	692
Debt financing costs	—	(1)
Stock repurchases	(56)	(307)
Payment of cash dividends	(241)	(234)
Proceeds from the exercise of stock options	3	42
Dividends paid to noncontrolling interests	—	—
Cash transferred to Adient related to spin-off	—	—
Cash paid related to prior acquisitions	—	(38)
Other - net	2	(1)
Cash provided (used) by financing activities	(274)	153
Effect of exchange rate changes on cash and cash equivalents	(145)	37
Increase in cash and cash equivalents	$15	$46

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)

	Nine Months Ended June 30,
	2018	2017
Operating Activities
Net income attributable to JCI	$1,391	$736
Income from continuing operations attributable to noncontrolling interests	167	147
Income from discontinued operations attributable to noncontrolling interests	—	9

Net income	1,558	892

Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation and amortization	844	919
Pension and postretirement benefit income	(108)	(184)
Pension and postretirement contributions	(54)	(275)
Equity in earnings of partially-owned affiliates, net of dividends received	(111)	(166)
Deferred income taxes	(75)	1,056
Non-cash restructuring and impairment costs	30	70
Gain on Scott Safety business divestiture	(114)	—
Other - net	69	117
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(282)	(319)
Inventories	(338)	(585)
Other assets	(64)	(258)
Restructuring reserves	(63)	22
Accounts payable and accrued liabilities	(198)	(590)
Accrued income taxes	167	(2,002)
Cash provided (used) by operating activities	1,261	(1,303)

Investing Activities
Capital expenditures	(782)	(996)
Sale of property, plant and equipment	23	23
Acquisition of businesses, net of cash acquired	(24)	(6)
Business divestitures, net of cash divested	2,101	180
Other - net	(14)	(33)
Cash provided (used) by investing activities	1,304	(832)

Financing Activities
Increase (decrease) in short and long-term debt - net	(1,524)	1,468
Debt financing costs	(4)	(18)
Stock repurchases	(255)	(426)
Payment of cash dividends	(714)	(469)
Proceeds from the exercise of stock options	39	130
Dividends paid to noncontrolling interests	(46)	(78)
Dividend from Adient spin-off	—	2,050
Cash transferred to Adient related to spin-off	—	(665)
Cash paid related to prior acquisitions	—	(75)
Other - net	(24)	(20)
Cash provided (used) by financing activities	(2,528)	1,897
Effect of exchange rate changes on cash and cash equivalents	(84)	12
Change in cash held for sale	9	105
Decrease in cash and cash equivalents	$(38)	$(121)

FOOTNOTES
1. Financial Summary

The Company evaluates the performance of its business units primarily on segment earnings before interest, taxes and amortization (EBITA), which represents income from continuing operations before income taxes and noncontrolling interests, excluding general corporate expenses, intangible asset amortization, net financing charges, significant restructuring and impairment costs, and the net mark-to-market adjustments related to pension and postretirement plans.

	Three Months Ended June 30,
(in millions; unaudited)	2018		2017
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Net sales (1)
Building Solutions North America	$2,246	$2,246	$2,142	$2,135
Building Solutions EMEA/LA	926	926	896	889
Building Solutions Asia Pacific	681	681	630	630
Global Products	2,429	2,429	2,406	2,406
Total Building Technologies & Solutions	6,282	6,282	6,074	6,060
Power Solutions	1,838	1,838	1,609	1,609
Net sales	$8,120	$8,120	$7,683	$7,669

Segment EBITA (1)
Building Solutions North America	$314	$318	$290	$290
Building Solutions EMEA/LA	96	98	100	89
Building Solutions Asia Pacific	97	97	85	84
Global Products	435	441	437	445
Total Building Technologies & Solutions	942	954	912	908
Power Solutions	310	310	304	304
Segment EBITA	1,252	1,264	1,216	1,212

Corporate expenses (2)	(141)	(102)	(172)	(122)
Amortization of intangible assets (3)	(100)	(100)	(108)	(90)
Mark-to-market loss for pension plans (4)	—	—	(45)	—
Restructuring and impairment costs (5)	—	—	(49)	—
EBIT (6)	1,011	1,062	842	1,000
EBIT margin	12.5%	13.1%	11.0%	13.0%

Net financing charges (7)	(101)	(101)	(124)	(124)
Income from continuing operations before income taxes	910	961	718	876
Income tax provision (8)	(106)	(125)	(89)	(131)
Income from continuing operations	804	836	629	745
Income from continuing operations attributable to noncontrolling interests	(81)	(81)	(74)	(74)
Net income from continuing operations attributable to JCI	$723	$755	$555	$671

	Nine Months Ended June 30,
(in millions; unaudited)	2018		2017
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Net sales (1)
Building Solutions North America	$6,355	$6,355	$6,181	$6,151
Building Solutions EMEA/LA	2,748	2,748	2,669	2,658
Building Solutions Asia Pacific	1,864	1,864	1,767	1,768
Global Products	6,250	6,250	6,214	6,220
Total Building Technologies & Solutions	17,217	17,217	16,831	16,797
Power Solutions	5,813	5,813	5,205	5,205
Net sales	$23,030	$23,030	$22,036	$22,002

Segment EBITA (1)
Building Solutions North America	$780	$798	$741	$755
Building Solutions EMEA/LA	242	247	238	233
Building Solutions Asia Pacific	242	242	215	223
Global Products	949	856	806	903
Total Building Technologies & Solutions	2,213	2,143	2,000	2,114
Power Solutions	1,008	1,008	996	997
Segment EBITA	3,221	3,151	2,996	3,111

Corporate expenses (2)	(434)	(313)	(605)	(358)
Amortization of intangible assets (3)	(288)	(288)	(383)	(285)
Mark-to-market gain for pension plans (4)	—	—	90	—
Restructuring and impairment costs (5)	(158)	—	(226)	—
EBIT (6)	2,341	2,550	1,872	2,468
EBIT margin	10.2%	11.1%	8.5%	11.2%

Net financing charges (7)	(332)	(332)	(376)	(359)
Income from continuing operations before income taxes	2,009	2,218	1,496	2,109
Income tax provision (8)	(451)	(288)	(570)	(316)
Income from continuing operations	1,558	1,930	926	1,793
Income from continuing operations attributable to noncontrolling interests	(167)	(167)	(147)	(147)
Net income from continuing operations attributable to JCI	$1,391	$1,763	$779	$1,646

Building Technologies & Solutions - Provides facility systems and services including comfort, energy and security management for the non-residential buildings market, and provides heating, ventilating, and air conditioning products and services, security products and services, and fire detection and suppression products and services.

Power Solutions - Services both automotive original equipment manufacturers and the battery aftermarket by providing advanced battery technology, coupled with systems engineering, marketing and service expertise.

(1) The Company's press release contains financial information regarding adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margins, which are non-GAAP performance measures. The Company's definition of adjusted segment EBITA excludes special items because these costs are not considered to be directly related to the underlying operating performance of its business units. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

The following is the three months ended June 30, 2018 and 2017 reconciliation of net sales, segment EBITA and segment EBITA margin as reported to adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products		Total Building Technologies & Solutions
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Net sales as reported	$2,246	$2,142	$926	$896	$681	$630	$2,429	$2,406	$6,282	$6,074

Adjusting items:
Nonrecurring purchase accounting impacts	—	(7)	—	(7)	—	—	—	—	—	(14)

Adjusted net sales	$2,246	$2,135	$926	$889	$681	$630	$2,429	$2,406	$6,282	$6,060

Segment EBITA as reported	$314	$290	$96	$100	$97	$85	$435	$437	$942	$912
Segment EBITA margin as reported	14.0%	13.5%	10.4%	11.2%	14.2%	13.5%	17.9%	18.2%	15.0%	15.0%

Adjusting items:
Transaction costs	—	2	—	—	—	—	—	4	—	6
Integration costs	4	10	2	—	—	—	6	4	12	14
Nonrecurring purchase accounting impacts	—	(12)	—	(11)	—	(1)	—	—	—	(24)

Adjusted segment EBITA	$318	$290	$98	$89	$97	$84	$441	$445	$954	$908
Adjusted segment EBITA margin	14.2%	13.6%	10.6%	10.0%	14.2%	13.3%	18.2%	18.5%	15.2%	15.0%

(in millions)	Total Building Technologies & Solutions		Power Solutions		Consolidated JCI plc
	2018	2017	2018	2017	2018	2017
Net sales as reported	$6,282	$6,074	$1,838	$1,609	$8,120	$7,683

Adjusting items:
Nonrecurring purchase accounting impacts	—	(14)	—	—	—	(14)

Adjusted net sales	$6,282	$6,060	$1,838	$1,609	$8,120	$7,669

Segment EBITA as reported	$942	$912	$310	$304	$1,252	$1,216
Segment EBITA margin as reported	15.0%	15.0%	16.9%	18.9%	15.4%	15.8%

Adjusting items:
Transaction costs	—	6	—	—	—	6
Integration costs	12	14	—	—	12	14
Nonrecurring purchase accounting impacts	—	(24)	—	—	—	(24)

Adjusted segment EBITA	$954	$908	$310	$304	$1,264	$1,212
Adjusted segment EBITA margin	15.2%	15.0%	16.9%	18.9%	15.6%	15.8%

The following is the nine months ended June 30, 2018 and 2017 reconciliation of net sales, segment EBITA and segment EBITA margin as reported to adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products		Total Building Technologies & Solutions
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Net sales as reported	$6,355	$6,181	$2,748	$2,669	$1,864	$1,767	$6,250	$6,214	$17,217	$16,831

Adjusting items:
Nonrecurring purchase accounting impacts	—	(30)	—	(11)	—	1	—	6	—	(34)

Adjusted net sales	$6,355	$6,151	$2,748	$2,658	$1,864	$1,768	$6,250	$6,220	$17,217	$16,797

Segment EBITA as reported	$780	$741	$242	$238	$242	$215	$949	$806	$2,213	$2,000
Segment EBITA margin as reported	12.3%	12.0%	8.8%	8.9%	13.0%	12.2%	15.2%	13.0%	12.9%	11.9%

Adjusting items:
Transaction costs	—	13	—	5	—	2	—	13	—	33
Integration costs	18	24	5	4	—	3	21	13	44	44
Scott Safety gain on sale	—	—	—	—	—	—	(114)	—	(114)	—
Nonrecurring purchase accounting impacts	—	(23)	—	(14)	—	3	—	71	—	37

Adjusted segment EBITA	$798	$755	$247	$233	$242	$223	$856	$903	$2,143	$2,114
Adjusted segment EBITA margin	12.6%	12.3%	9.0%	8.8%	13.0%	12.6%	13.7%	14.5%	12.4%	12.6%

(in millions)	Total Building Technologies & Solutions		Power Solutions		Consolidated JCI plc
	2018	2017	2018	2017	2018	2017
Net sales as reported	$17,217	$16,831	$5,813	$5,205	$23,030	$22,036

Adjusting items:
Nonrecurring purchase accounting impacts	—	(34)	—	—	—	(34)

Adjusted net sales	$17,217	$16,797	$5,813	$5,205	$23,030	$22,002

Segment EBITA as reported	$2,213	$2,000	$1,008	$996	$3,221	$2,996
Segment EBITA margin as reported	12.9%	11.9%	17.3%	19.1%	14.0%	13.6%

Adjusting items:
Transaction costs	—	33	—	1	—	34
Integration costs	44	44	—	—	44	44
Scott Safety gain on sale	(114)	—	—	—	(114)	—
Nonrecurring purchase accounting impacts	—	37	—	—	—	37

Adjusted segment EBITA	$2,143	$2,114	$1,008	$997	$3,151	$3,111
Adjusted segment EBITA margin	12.4%	12.6%	17.3%	19.2%	13.7%	14.1%

(2) Adjusted Corporate expenses for the three months ended June 30, 2018 excludes $37 million of integration costs and $2 million of transaction costs. Adjusted Corporate expenses for the nine months ended June 30, 2018 excludes $111 million of integration costs and $10 million of transaction costs. Adjusted Corporate expenses for the three months ended June 30, 2017 excludes $40 million of integration costs and $10 million of transaction costs. Adjusted Corporate expenses for the nine months ended June 30, 2017 excludes $185 million of integration costs, $58 million of transaction costs and $4 million of separation costs.

(3) Adjusted amortization of intangible assets for the three and nine months ended June 30, 2017 excludes $18 million and $98 million, respectively, of nonrecurring asset amortization related to Tyco purchase accounting.

(4) The three months ended June 30, 2017 pension mark-to-market loss of $45 million and the nine months ended June 30, 2017 pension mark-to-market gain of $90 million due to lump sum payouts for certain U.S. pension plans are excluded from the adjusted non-GAAP results.

(5) Restructuring and impairment costs for the nine months ended June 30, 2018 of $158 million are excluded from the adjusted non-GAAP results. Restructuring and impairment costs for the three and nine months ended June 30, 2017 of $49 million and $226 million, respectively, are excluded from the adjusted non-GAAP results.

(6) Management defines earnings before interest and taxes (EBIT) as income from continuing operations before net financing charges, income taxes and noncontrolling interests.

(7) Adjusted net financing charges for the nine months ended June 30, 2017 exclude $17 million of transaction costs related to the debt exchange offers.

(8) Adjusted income tax provision for the three months ended June 30, 2018 excludes the tax benefits of the change in effective tax rate from 14% to 13% on the first and second quarters of $13 million and integration costs of $6 million. Adjusted income tax provision for the nine months ended June 30, 2018 excludes the net tax provision related to the U.S. Tax Reform legislation of $204 million and the Scott Safety gain on sale of $30 million, partially offset by the tax benefits for tax audit settlements of $25 million, restructuring and impairment costs of $24 million, integration costs of $21 million and transaction costs of $1 million. Adjusted income tax provision for the three months ended June 30, 2017 excludes the tax benefits of the pension mark-to-market loss of $18 million, restructuring and impairment costs of $15 million, integration costs of $9 million and transaction costs of $2 million, partially offset by the tax provision for Tyco nonrecurring purchase accounting impacts of $2 million. Adjusted income tax provision for the nine months ended June 30, 2017 excludes the non-cash tax charge of $457 million related to establishment of a deferred tax liability on the outside basis difference of the Company’s investment in certain subsidiaries of the Scott Safety business and the tax provision for the pension mark-to-market net gain of $36 million, partially offset by the tax benefits of changes in entity tax status of $101 million, restructuring and impairment costs of $49 million, integration costs of $41 million, Tyco nonrecurring purchase accounting impacts of $36 million and transaction costs of $12 million.

2. Diluted Earnings Per Share Reconciliation

The Company's press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include transaction/integration/separation costs, nonrecurring purchase accounting impacts related to the Tyco merger, mark-to-market gain or loss for pension and postretirement plans, Scott Safety gain on sale, restructuring and impairment costs and discrete tax items. The Company excludes these items because they are not considered to be directly related to the underlying operating performance of the Company. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of diluted earnings per share as reported to diluted adjusted earnings per share for the respective periods is shown below (unaudited):

	Net Income Attributable to JCI plc		Net Income Attributable to JCI plc from Continuing Operations
	Three Months Ended		Three Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Earnings per share as reported for JCI plc	$0.78	$0.59	$0.78	$0.59

Adjusting items:
Transaction costs	—	0.02	—	0.02
Related tax impact	—	—	—	—
Integration costs	0.05	0.06	0.05	0.06
Related tax impact	(0.01)	(0.01)	(0.01)	(0.01)
Nonrecurring purchase accounting impacts	—	(0.01)	—	(0.01)
Related tax impact	—	—	—	—
Mark-to-market loss for pension plans	—	0.05	—	0.05
Related tax impact	—	(0.02)	—	(0.02)
Restructuring and impairment costs	—	0.05	—	0.05
Related tax impact	—	(0.02)	—	(0.02)
Discrete tax items	(0.01)	—	(0.01)	—

Adjusted earnings per share for JCI plc	$0.81	$0.71	$0.81	$0.71

	Net Income Attributable to JCI plc		Net Income Attributable to JCI plc from Continuing Operations
	Nine Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Earnings per share as reported for JCI plc	$1.49	$0.78	$1.49	$0.82

Adjusting items:
Transaction costs	0.01	0.12	0.01	0.12
Related tax impact	—	(0.01)	—	(0.01)
Integration costs	0.17	0.24	0.17	0.24
Related tax impact	(0.02)	(0.04)	(0.02)	(0.04)
Separation costs	—	0.09	—	—
Nonrecurring purchase accounting impacts	—	0.14	—	0.14
Related tax impact	—	(0.04)	—	(0.04)
Mark-to-market gain for pension plans	—	(0.10)	—	(0.10)
Related tax impact	—	0.04	—	0.04
Scott Safety gain on sale	(0.12)	—	(0.12)	—
Related tax impact	0.03	—	0.03	—
Restructuring and impairment costs	0.17	0.24	0.17	0.24
Related tax impact	(0.03)	(0.05)	(0.03)	(0.05)
Discrete tax items	0.19	0.40	0.19	0.38

Adjusted earnings per share for JCI plc*	$1.89	$1.80	$1.89	$1.74

* May not sum due to rounding.

The following table reconciles the denominators used to calculate basic and diluted earnings per share for JCI plc (in millions; unaudited):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Weighted Average Shares Outstanding for JCI plc
Basic weighted average shares outstanding	925.6	935.4	926.0	937.2
Effect of dilutive securities:
Stock options, unvested restricted stock
and unvested performance share awards	5.1	9.0	6.1	9.6
Diluted weighted average shares outstanding	930.7	944.4	932.1	946.8

The Company has presented forward-looking statements regarding adjusted EPS from continuing operations, adjusted EBIT margin, organic adjusted net sales growth and adjusted free cash flow conversion (defined as adjusted free cash flow divided by adjusted net income from continuing operations attributable to JCI) for the full fiscal year of 2018, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts, expenses, income or cash flows from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period, including but not limited to the high variability of the net mark-to-market adjustments related to pension and postretirement plans and the effect of foreign currency exchange fluctuations. Our fiscal 2018 outlook for organic adjusted net sales growth also excludes the effect of acquisitions and divestitures, and for our Power Solutions business, the impacts of lead price fluctuations. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s full year 2018 GAAP financial results.

3. Organic Adjusted Net Sales Growth Reconciliation

The components of the changes in adjusted net sales for the three months ended June 30, 2018 versus the three months ended June 30, 2017, including organic net sales, is shown below (unaudited):

(in millions)	Adjusted Net Sales for the Three Months Ended June 30, 2017	Base Year Adjustments - Divestitures		Adjusted Base Net Sales for the Three Months Ended June 30, 2017	Foreign Currency		Lead Impact		Organic Net Sales		Adjusted Net Sales for the Three Months Ended June 30, 2018
Building Solutions North America	$2,135	$—	0.0%	$2,135	$8	0.4%	$—	0.0%	$103	4.8%	$2,246	5.2%
Building Solutions EMEA/LA	889	—	0.0%	889	33	3.7%	—	0.0%	4	0.4%	926	4.2%
Building Solutions Asia Pacific	630	(3)	-0.5%	627	26	4.1%	—	0.0%	28	4.5%	681	8.6%
Global Products	2,406	(175)	-7.3%	2,231	35	1.6%	—	0.0%	163	7.3%	2,429	8.9%
Total Building Technologies & Solutions	6,060	(178)	-2.9%	5,882	102	1.7%	—	0.0%	298	5.1%	6,282	6.8%
Power Solutions	1,609	—	0.0%	1,609	37	2.3%	31	1.9%	161	10.0%	1,838	14.2%
Total net sales	$7,669	$(178)	-2.3%	$7,491	$139	1.9%	$31	0.4%	$459	6.1%	$8,120	8.4%

The components of the changes in adjusted net sales for the nine months ended June 30, 2018 versus the nine months ended June 30, 2017, including organic net sales, is shown below (unaudited):

(in millions)	Adjusted Net Sales for the Nine Months Ended June 30, 2017	Base Year Adjustments - Divestitures		Adjusted Base Net Sales for the Nine Months Ended June 30, 2017	Foreign Currency		Lead Impact		Organic Net Sales		Adjusted Net Sales for the Nine Months Ended June 30, 2018
Building Solutions North America	$6,151	$—	0.0%	$6,151	$28	0.5%	$—	0.0%	$176	2.9%	$6,355	3.3%
Building Solutions EMEA/LA	2,658	(80)	-3.0%	2,578	160	6.2%	—	0.0%	10	0.4%	2,748	6.6%
Building Solutions Asia Pacific	1,768	(12)	-0.7%	1,756	75	4.3%	—	0.0%	33	1.9%	1,864	6.2%
Global Products	6,220	(474)	-7.6%	5,746	127	2.2%	—	0.0%	377	6.6%	6,250	8.8%
Total Building Technologies & Solutions	16,797	(566)	-3.4%	16,231	390	2.4%	—	0.0%	596	3.7%	17,217	6.1%
Power Solutions	5,205	—	0.0%	5,205	228	4.4%	230	4.4%	150	2.9%	5,813	11.7%
Total net sales	$22,002	$(566)	-2.6%	$21,436	$618	2.9%	$230	1.1%	$746	3.5%	$23,030	7.4%

4. Adjusted Free Cash Flow Reconciliation

The Company's press release contains financial information regarding free cash flow and adjusted free cash flow, which are non-GAAP performance measures. Free cash flow is defined as cash used by operating activities less capital expenditures. Adjusted free cash flow excludes special items, as included in the table below, because these cash flows are not considered to be directly related to its underlying business. Management believes these non-GAAP measures are useful to investors in understanding the strength of the Company and its ability to generate cash.

The following is the three and nine months ended June 30, 2018 and 2017 reconciliation of free cash flow and adjusted free cash flow (unaudited):

(in billions)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Nine Months Ended June 30, 2018	Nine Months Ended June 30, 2017
Cash provided (used) by operating activities	$0.7	$0.2	$1.3	$(1.3)
Capital expenditures	(0.3)	(0.4)	(0.8)	(1.0)
Reported free cash flow*	$0.4	$(0.1)	$0.5	$(2.3)

Adjusting items:
Transaction/integration/separation costs	—	0.1	0.2	0.4
Nonrecurring tax payments	0.1	0.1	0.1	1.4
Adient cash outflow	—	—	—	0.3
Change in control pension payment	—	—	—	0.2
Restructuring costs	0.1	0.1	0.2	0.2
Total adjusting items	0.2	0.3	0.5	2.5
Adjusted free cash flow	$0.6	$0.2	$1.0	$0.2

*May not sum due to rounding.

5. Net Debt to Capitalization

The Company provides financial information regarding net debt as a percentage of total capitalization, which is a non-GAAP performance measure. The Company believes the percentage of total net debt to total capitalization is useful to understanding the Company's financial condition as it provides a review of the extent to which the Company relies on external debt financing for its funding and is a measure of risk to its shareholders. The following is the June 30, 2018 and September 30, 2017 calculation of net debt as a percentage of total capitalization (unaudited):

(in millions)	June 30, 2018	September 30, 2017
Short-term debt and current portion of long-term debt	$1,583	$1,608
Long-term debt	10,373	11,964
Total debt	11,956	13,572
Less: cash and cash equivalents	283	321
Total net debt	11,673	13,251
Shareholders' equity attributable to JCI	20,773	20,447
Total capitalization	$32,446	$33,698

Total net debt as a % of total capitalization	36.0%	39.3%

6. Mark-to-Market of Pension and Postretirement Plans

The pension and postretirement mark-to-market gain or loss for each period is excluded from adjusted diluted earnings per share. There was no mark-to-market gain or loss for pension and postretirement plans for the three and nine months ended June 30, 2018. The three months ended June 30, 2017 includes a pension mark-to-market loss of $45 million and the nine months ended June 30, 2017 includes a pension mark-to-market gain of $90 million recorded due to lump sum payouts for certain U.S. pension plans.

7. Divestitures

On March 16, 2017, the Company announced that it signed a definitive agreement to sell its Scott Safety business to 3M for approximately $2.0 billion. The transaction closed on October 4, 2017. Net cash proceeds from the transaction approximated $1.9 billion and the Company recorded a net gain of $114 million ($84 million after tax). Scott Safety is a leader in the design, manufacture and sale of high performance respiratory protection, gas and flame detection, thermal imaging and other critical products for fire services, law enforcement, industrial, oil and gas, chemical, armed forces, and homeland defense end markets. The Scott Safety business is included within assets held for sale and liabilities held for sale in the accompanying condensed consolidated statement of financial position as of September 30, 2017.

On October 31, 2017, the Company completed the spin-off of its Automotive Experience business by way of the transfer of the Automotive Experience business from JCI plc to Adient plc and the issuance of ordinary shares of Adient plc directly to holders of JCI plc ordinary shares on a pro rata basis. Following the separation, Adient plc is now an independent public company trading on the New York Stock Exchange (NYSE) under the symbol "ADNT." The Company did not retain any equity interest in Adient plc. Beginning in the first quarter of fiscal 2017, Adient’s historical financial results are reflected in the Company’s consolidated financial statements as a discontinued operation.

8. Income Taxes

The Company's effective tax rate from continuing operations before consideration of the transaction/integration/separation costs, nonrecurring purchase accounting impacts related to the Tyco merger, mark-to-market gains or losses for pension and postretirement plans, Scott Safety gain on sale, restructuring and impairment costs and discrete tax items for the nine months ending June 30, 2018 and June 30, 2017 is approximately 13 percent and 15 percent, respectively.

9. Restructuring

The nine months ended June 30, 2018 include restructuring and impairment costs of $158 million related primarily to workforce reductions, plant closures and asset impairments in the Building Technologies & Solutions and Power Solutions businesses, and at Corporate.  The three and nine months ended June 30, 2017 restructuring and impairment costs of $49 million and $226 million, respectively, related primarily to workforce reductions, plant closures and asset impairments in the Building Technologies & Solutions and Power Solutions businesses, and at Corporate.